UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange
Warrants	SKIL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2023, Skillsoft Corp. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the NYSE had halted trading in the Company’s warrants, 20 exercisable for one share of the Company’s common stock for $230.00 per share, ticker symbol “SKIL.WS” (the “Warrants”).

On October 25, 2023, the NYSE provided written notice to the Company and publicly announced that the NYSE has determined to commence proceedings to delist the Warrants from the NYSE and that the Warrants are no longer suitable for listing based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. The NYSE will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

The Company does not intend to appeal the NYSE’s determination. On October 26, 2023, the Warrants commenced trading on the over-the-counter market under the symbol "SKILW".

Trading in the Company’s Class A common stock will be unaffected and will continue on the NYSE under the ticker symbol “SKIL”.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2023

SKILLSOFT CORP.

By:	/s/ Jose A. Torres Jr.
Jose A. Torres Jr. Chief Accounting Officer (Principal Accounting Officer)